Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form F-1 of Celyad S.A. of our report dated March 31, 2015 relating to the consolidated financial statements of Celyad S.A., formerly known as Cardio3 Biosciences S.A., which appears in Amendment No. 2 to the Registration Statement on Form F-1 (No. 333-204251). We also consent to the reference to us under the heading “Experts” in Amendment No. 2 to the Registration Statement on Form F-1 (No. 333-204251).

PricewaterhouseCoopers Reviseurs d’Entreprises sccrl

Liège, Belgium

June 18, 2015

/s/ Patrick Mortroux